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As filed with the Securities and Exchange Commission on December 16, 2004

Registration No. 333-119682

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE
AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ADVANCED MAGNETICS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	04-2742593 (IRS Employer Identification No.)
61 Mooney Street Cambridge, MA 02138 (617) 497-2070 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Jerome Goldstein
President, Chief Executive Officer and Treasurer
Advanced Magnetics, Inc.
61 Mooney Street
Cambridge, MA 02138
(617) 497-2070
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
William J. Curry, Esq.
Sullivan & Worcester LLP
One Post Office Square
Boston, MA 02109
(617) 338-2800

Approximate date of commencement of proposed sale to the public: From time to time or at one time after the effective date of this registration statement, as determined by the registrant.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer or offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION: DATED DECEMBER 16, 2004

PROSPECTUS

$50,000,000

Common Stock
Preferred Stock
Warrants

        We may offer and sell, from time to time, in one or more offerings:

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  common stock,

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  preferred stock, and

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  warrants

        The securities we offer will have an aggregate public offering price of up to $50,000,000. We may offer and sell these securities separately or together in units with other securities described in this prospectus.

        We will indicate the particular securities we offer and their specific terms in a supplement to this prospectus. In each case we would describe the type and amount of securities we are offering, the initial public offering price and the other terms of the offering.

        Our common stock is listed on the American Stock Exchange under the symbol "AVM." We will make applications to list any shares of common stock sold pursuant to a supplement to this prospectus on the AMEX. We have not determined whether we will list any of the other securities we may offer on any exchange or over-the-counter market. If we decide to seek listing of any securities, the supplement will disclose the exchange or market.

        Investing in our securities involves risks. See "Risk Factors" on page 3.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        Our principal executive office is at 61 Mooney Street, Cambridge, Massachusetts, and our telephone number is (617) 497-2070.

The date of this prospectus is                        , 2004

ii

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus from time to time in one or more offerings up to a total amount of proceeds of $50,000,000.

        This prospectus provides you only with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the headings "Where You Can Find More Information" and "Documents Incorporated By Reference."

        You should rely only on the information incorporated by reference or provided in this document or any applicable prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer of these securities in any jurisdiction where it is unlawful. You should assume that the information in this prospectus, as well as the information we have previously filed with the SEC and incorporated by reference in this prospectus, is accurate only as of the date of the documents containing the information.

        References in this prospectus to the terms "Advanced Magnetics," "company," "we," "our" or "us" or other similar terms mean Advanced Magnetics, Inc.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        We have made and incorporated by reference statements in this document that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and federal securities laws. This section provides a "safe harbor" for forward-looking statements to encourage companies to provide prospective information about themselves so long as they identify these statements as forward-looking and provide meaningful cautionary statements identifying important factors that could cause actual results to differ from the projected results. All statements other than statements of historical fact we make in this prospectus or in any document incorporated by reference are forward-looking statements. These statements are based on management's beliefs and assumptions and on information currently available to management and use words such as "expect," "anticipate," "intend," "plan," "believe," "estimate," or similar expressions. Forward-looking statements include information concerning possible or assumed future results of operations, future product development and related clinical trials and statements regarding future research and development. Forward-looking statements reflect our current expectations and are subject to various known and unknown risks, uncertainties and other factors. Our actual results could differ materially from those anticipated in these forward-looking statements. Important factors that could cause these differences include, among others, those set forth below. For a more detailed discussion of some, but not all, of these factors, please read carefully the information discussed under "Risk Factors" in the applicable prospectus supplement to be provided with this prospectus as well as other factors which may be described from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended September 30, 2004.

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  the timing and results of our product development program for our product candidates, including uncertainties relating to our ability to successfully complete the clinical development of our product candidates,

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  the timing and results of regulatory interactions regarding the clinical development of our product candidates and uncertainties relating to our ability to obtain regulatory approval to market and sell our product candidates,

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  our ability to continue to operate at commercial scale in compliance with applicable manufacturing requirements,

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  uncertainties relating to the variable nature of our product sales cycles,

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  our ability to compete successfully against our competitors and the acceptance of our products in the marketplace, and

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  other trends in competitive or economic conditions affecting our financial condition or results of operations not presently contemplated.

        These cautionary statements should not be construed by you to be exhaustive and they are made only as of the date of this prospectus. You should not rely upon forward-looking statements except as statements of our present intentions and of our present expectations, which may or may not occur. You should read these cautionary statements as being applicable to all forward-looking statements wherever they appear. We assume no obligation, except as specifically required by law and the rules of the SEC, to update the forward-looking statements or the reasons why actual results could differ from those projected in the forward-looking statements to reflect events or circumstances after the date hereof.

OUR COMPANY

        This overview highlights information contained in certain documents incorporated by reference into this prospectus. This overview does not contain all of the information that you should consider before investing in our securities. You should read the entire prospectus and any applicable prospectus supplement carefully, including the "Risk Factors" section and the financial statements and the notes to those statements incorporated herein or therein by reference, before making an investment decision.

        Advanced Magnetics is a developer of superparamagnetic iron oxide nanoparticles used in pharmaceutical products. We are dedicated to the development and commercialization of our proprietary nanoparticle technology for use in therapeutic iron compounds to treat anemia as well as novel imaging agents to aid in the diagnosis of cardiovascular disease and cancer. Combidex® is our investigational molecular imaging agent consisting of iron oxide nanoparticles for use in conjunction with magnetic resonance imaging, also known as MRI, to aid in the differentiation of cancerous from non-cancerous lymph nodes. Combidex received an approvable letter, subject to certain conditions, from the U.S. Food and Drug Administration, the FDA, in June 2000. In September 2004, we submitted a complete response to the approvable letter, which was accepted by the FDA and assigned a user fee goal date of March 30, 2005. Ferumoxytol, the next-generation product in our development pipeline, is currently in Phase III multi-center clinical trials for use as an iron replacement therapeutic in anemic chronic kidney disease patients, whether or not on dialysis. Exploratory Phase II clinical trials of ferumoxytol for use as a contrast agent in magnetic resonance angiography, also known as MRA, are currently ongoing. Our liver contrast agent, Feridex I.V.®, is approved and marketed in Europe, Japan, the United States and other countries. Our oral contrast agent, GastroMARK®, used for delineating the bowel in MRI, is approved and marketed in Europe, the United States and other countries.

        Advanced Magnetics was incorporated in Delaware in 1981. Our principal offices are located at 61 Mooney Street, Cambridge, MA 02138, and our telephone number is (617) 497-2070.

RISK FACTORS

        An investment in our securities involves a high degree of risk. In addition to the other information included in, or incorporated by reference into, this prospectus, you should carefully consider the risk factors included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2004 starting on page 33 of such report under the heading "Certain Factors That May Affect Future Results," and in any applicable prospectus supplement when determining whether or not to purchase the securities offered under this prospectus and the prospectus supplement.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES
AND PREFERENCE STOCK DIVIDENDS

        The following table sets forth our ratio of earnings to combined fixed charges and preference stock dividends for the periods indicated:

Fiscal Year Ended September 30,
2000	2001		2002		2003	2004
(a)	(b	)	(c	)	157.9x	(d	)

(a)
Earnings in fiscal 2000 were inadequate to cover combined fixed charges and preference dividends. The coverage deficiency was approximately $3.8 million.

(b)
Earnings in fiscal 2001 were inadequate to cover combined fixed charges and preference dividends. The coverage deficiency was approximately $3.8 million.

(c)
Earnings in fiscal 2002 were inadequate to cover combined fixed charges and preference dividends. The coverage deficiency was approximately $1.7 million.

(d)
Earnings in fiscal 2004 were inadequate to cover combined fixed charges and preference dividends. The coverage deficiency was approximately $4.5 million.

        The ratios above were computed by dividing earnings by combined fixed charges and preference dividends. We did not pay or accrue any preference dividends for the periods presented. For this purpose, earnings consist of (a) pre-tax income (loss) from continuing operations (which excludes the cumulative effect of accounting change) before adjustment for minority interests in consolidated subsidiaries or income (loss) from equity investees, and (b) fixed charges, including estimated interest associated with certain facility, equipment and vehicle leases. Fixed charges consist of that portion of rental expense associated with certain facility, equipment and vehicle leases considered to be a reasonable estimate of the interest factor.

USE OF PROCEEDS

        Unless otherwise described in a prospectus supplement, we intend to use the net proceeds from the sale of the offered securities for general corporate purposes, which may include, but are not limited to, working capital, ongoing research and development activities and capital expenditures. Pending any specific utilization, the proceeds from the sale of the offered securities may be invested in a manner designed to ensure levels of liquidity which correspond to our current and foreseeable cash needs. Such investments may include, but not be limited to, short-term investments, including government bonds, or other interest-bearing investments.

DESCRIPTION OF OUR COMMON STOCK

        We are authorized to issue up to 15,000,000 shares of common stock, $.01 par value per share.

        This section describes the general terms of our common stock that we may offer from time to time. For more detailed information, a holder of our common stock should refer to our certificate of incorporation and our by-laws, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

        Holders of our common stock are entitled to one vote per share and vote together as a single class on all matters to be voted on by our stockholders. Pursuant to our certificate of incorporation, there are no cumulative voting rights in the election of directors. The approval of corporate actions may also require the approval of the holders of any series of our preferred stock. See "Description of Our Preferred Stock."

        Our common stock will be the only type of our capital stock entitled to vote in the election and removal of directors and other matters presented to our stockholders from time to time, unless we issue voting preferred stock or our certificate of incorporation or the law requires otherwise.

        Our common stockholders will be entitled to receive dividends and distributions declared by our board of directors, or board, to the extent permitted by outstanding series of preferred stock and by our certificate of incorporation. If a dividend is declared, it will be distributed pro rata to our common stockholders on a per share basis.

        If we are liquidated or dissolved, our common stockholders will be entitled to receive our assets and funds available for distribution to common stockholders in proportion to the number of shares they hold. Our common stockholders may not receive any assets or funds until our creditors have been paid in full and the preferential or participating rights of our preferred stockholders, if any, have been satisfied.

        Holders of our common stock will not have any preemptive, subscription or conversion rights with respect to shares of our common stock. We may issue additional shares of our common stock, if authorized by our board, without the common stockholders' approval, unless required by Delaware law or a stock exchange on which our securities are traded. The issuance of additional shares could have the effect of diluting any earnings per share and the book value per share of outstanding shares of common stock. If we receive the appropriate payment, shares of our common stock that we issue will be fully paid and nonassessable.

        Reference is made to the applicable prospectus supplement relating to the common stock offered by that prospectus supplement for specific terms, including:

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  amount and number of shares offered,

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  the initial offering price, if any, and market price, and

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  information with respect to dividends.

DESCRIPTION OF OUR PREFERRED STOCK

        We are authorized to issue up to 2,000,000 shares of preferred stock, $.01 par value per share.

        This section describes the general terms and provisions of our preferred stock that we may offer from time to time. The applicable prospectus supplement will describe the specific terms of the shares of preferred stock offered through that prospectus supplement. We will file a copy of the certificate of designation that contains the terms of each new series of preferred stock with the SEC each time we issue a new series of preferred stock, and these certificates of designation will be incorporated by reference into the registration statement of which this prospectus is a part. Each certificate of designation will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. A holder of our preferred stock should refer to the applicable certificate of designation, our certificate of incorporation and the applicable prospectus supplement for more specific information.

        Our board has been authorized, subject to limitations provided in our certificate of incorporation, to provide for the issuance of shares of our preferred stock in multiple series. As of the date of this prospectus, no series has been designated and no shares of our preferred stock are currently outstanding.

        With respect to each series of our preferred stock, our board has the authority to fix, among other things, the following terms:

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  the designation of the series,

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  the number of shares within the series,

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  whether the dividends are cumulative and, if cumulative, the dates from which dividends are cumulative,

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  the rate of any dividends, any conditions upon which dividends are payable, and the dates of payment of dividends,

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  whether the shares are redeemable, the redemption price and the terms of redemption,

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  the amount payable to a holder for each share owned if we are dissolved or liquidated,

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  whether the shares are convertible or exchangeable, the price or rate of exchange, and the applicable terms and conditions,

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  any restrictions on issuance of shares in the same series or any other series, and

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  the voting rights, if any, of the shares of the series.

        Holders of our preferred stock will not have preemptive rights with respect to shares of our preferred stock. In addition, rights with respect to shares of our preferred stock will be subordinate to the rights of our general creditors. If we receive the appropriate payment, shares of our preferred stock that we issue will be fully paid and nonassessable. The issuance of preferred stock could discourage an unsolicited acquisition proposal.

        We currently plan to retain American Stock Transfer & Trust Company as the registrar and transfer agent of any series of our preferred stock.

DESCRIPTION OF OUR WARRANTS

        This section describes the general terms and provisions of our warrants to acquire our securities that we may issue from time to time. The applicable prospectus supplement will describe the specific terms of the warrants offered through that prospectus supplement.

        We may issue warrants for the purchase of our common stock or preferred stock. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with American Stock Transfer & Trust Company, or another bank or trust company, as warrant agent, as detailed in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you. We will file a copy of the warrant and warrant agreement with the SEC each time we issue a series of warrants, and these warrants and warrant agreements will be incorporated by reference into the registration statement of which this prospectus is a part. A holder of our warrants should refer to the provisions of the applicable warrant agreement and prospectus supplement for more specific information.

        The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, where applicable:

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  the offering price,

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  the number of warrants offered,

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  the securities underlying the warrants,

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  the exercise price, the amount of securities you will receive upon exercise, the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised,

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  the rights, if any, we have to redeem the warrants,

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  the date on which the warrants will expire,

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  U.S. federal income tax consequences,

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  the name of the warrant agent, and

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  any other terms of the warrants.

        After your warrants expire they will become void. All warrants will be issued in registered form. The prospectus supplement may provide for the adjustment of the exercise price of the warrants.

        Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

        The warrant agreements may be amended or supplemented without the consent of the holders of the warrants to which they apply to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants. However, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of at least a majority of the applicable warrants then outstanding approve the amendment. Every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement as amended. The prospectus supplement applicable to a particular series of warrants may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price and the expiration date, may not be altered without the consent of the holder of each warrant.

DESCRIPTION OF CERTAIN PROVISIONS OF DELAWARE LAW
AND OUR CERTIFICATE OF INCORPORATION AND BY-LAWS

        We are organized as a Delaware corporation. The following is a summary of our certificate of incorporation and by-laws and certain provisions of the Delaware General Corporation Law, or the DGCL. Because it is a summary, it does not contain all the information that may be important to you. If you want more information, you should read our entire certificate of incorporation and by-laws, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part, see "Where You Can Find More Information," or refer to the provisions of the DGCL.

Classification of Directors

        Our by-laws provide that, except as otherwise required by specific provisions of the certificate of incorporation relating to the rights of holders of any class or series of preferred stock to elect additional directors under specified circumstances, the number of our directors may be fixed from time to time by a resolution adopted by a majority of our board but must not be less than one. Our board is not classified into classes. A director may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, subject to the rights of any series of preferred stock then outstanding.

Special Meetings

        Except as otherwise required by law and subject to the rights of holders of any class or series of preferred stock, special meetings of the stockholders may only be called by our President or by our board. No business other than that stated in the notice of meeting may be transacted at any special meeting of stockholders.

Limitation of Liability and Indemnification

        Our certificate of incorporation provides that we shall indemnify our directors and officers to the fullest extent that Delaware law permits. Our certificate of incorporation also provides that we, by action of our board, may provide indemnification to our employees and agents with the same scope and effect as the indemnification of our officers and directors. Delaware law permits a corporation to indemnify any director, officer, employee or agent made or threatened to be made a party to any pending or completed proceeding if the person acted in good faith and in a manner that the person reasonably believed to be in the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

        Our certificate of incorporation limits the liability of our directors to the fullest extent permitted by the DGCL. The DGCL provides that directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for:

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  any breach of their duty of loyalty to the corporation or its stockholders,

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  acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

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  unlawful payments of dividends or unlawful stock repurchases or redemptions, or

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  any transaction from which the director derived an improper personal benefit.

        The effect of this provision may be to reduce the likelihood of derivative litigation against directors for breach of their duty of care, even though the action, if successful, might otherwise have benefited us and our stockholders. This provision has no effect on any non-monetary remedies that may be available to us or our stockholders, nor does it relieve us or our officers or directors from compliance with federal or state securities laws.

        Each of our directors is party to an indemnification agreement that provides specific contractual assurance that the indemnification protection promised by certificate of incorporation and by-laws will be available.

        As permitted by our certificate of incorporation, we have purchased and maintain insurance on behalf of our directors and officers for any expense, liability or loss incurred by them arising out of their actions in that capacity if we would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 203 of the Delaware General Corporation Law

        Section 203 of the DGCL prohibits a defined set of transactions between a Delaware corporation, such as us, and an "interested stockholder." An interested stockholder is defined as a person who, together with any affiliates or associates of such person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting stock of a Delaware corporation. This provision may prohibit business combinations between an interested stockholder and a corporation for a period of three years after the date the interested stockholder becomes an interested stockholder. The term "business combination" is broadly defined to include mergers, consolidations, sales or other dispositions of assets having a total value in excess of 10% of the consolidated assets of the corporation, and some other transactions that would increase the interested stockholder's proportionate share ownership in the corporation.

        This prohibition is effective unless:

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  either the business combination or the transaction that resulted in the interested stockholder becoming an interested stockholder is approved by our board prior to the time the interested stockholder becomes an interested stockholder,

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  the interested stockholder owns at least 85% of our voting stock, other than stock held by directors who are also officers or by qualified employee stock plans, upon completion of the transaction in which it becomes an interested stockholder, or

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  the business combination is approved by a majority of our board and by the affirmative vote of 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

        In general, the prohibitions do not apply to business combinations with persons who were interested stockholders prior to the corporation becoming subject to Section 203.

Stock Exchange Listing

        Our common stock is listed on the American Stock Exchange. The trading symbol for our common stock on this exchange is "AVM."

Transfer Agent

        American Stock Transfer & Trust Company is the transfer agent for our common stock.

PLAN OF DISTRIBUTION

        We may sell the securities in and outside the United States (a) through underwriters or dealers, (b) directly to purchasers, including our affiliates, (c) through agents or (d) through a combination of any of these methods. The applicable prospectus supplement will include the following information:

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  the terms of the offering,

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  the names of any underwriters or agents,

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  the name or names of any managing underwriter or underwriters,

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  the purchase price of the securities,

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  the net proceeds from the sale of the securities,

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  any delayed delivery arrangements,

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  any underwriting discounts, commissions and other items constituting underwriters' compensation,

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  any initial public offering price,

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  any discounts or concessions allowed or reallowed or paid to dealers, and

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  any commissions paid to agents.

        The sale of the securities may be effected in transactions (a) on any national or international securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, (b) in the over-the-counter market, (c) in transactions otherwise than on such exchanges or in the over-the-counter market or (d) through the writing of options.

        The distribution of offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the market prices, or at negotiated prices.

Sale Through Underwriters or Dealers

        If underwriters are used in the sale of any of these securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in any prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. We may grant underwriters an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

        During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

        Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell these securities for public offering and sale may make a market in those securities, but they will not be obligated to and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

        If dealers are used in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

        We may sell the securities directly, and not through underwriters or agents. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, or the Securities Act, with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

        We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

Delayed Delivery Contracts

        If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

        We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

VALIDITY OF THE OFFERED SECURITIES

        Certain legal matters with respect to the securities offered hereby have been passed upon by Sullivan & Worcester LLP, Boston, Massachusetts. As of the date of this prospectus, certain attorneys with the firm of Sullivan & Worcester LLP beneficially own an aggregate of approximately 1,700 shares of our common stock.

EXPERTS

        The financial statements incorporated in this prospectus and elsewhere in this registration statement by reference to our Annual Report on Form 10-K for the year ended September 30, 2004 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

DOCUMENTS INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered part of this prospectus. Statements in this prospectus regarding the contents of any contract or other document may not be complete. You should refer to the copy of the contract or other document filed as an exhibit to the registration statement. Later information filed with the SEC will update and supersede information we have included or incorporated by reference in this prospectus.

        We incorporate by reference the documents listed below, which have been filed with the SEC:

  1.
  Our Annual Report on Form 10-K for the fiscal year ended September 30, 2004,

  2.
  Our Current Report on Form 8-K as filed on October 19, 2004, and

  3.
  The section entitled "Description of Registrant's Securities to be Registered" contained in our Registration Statement on Form 8-A as filed on September 24, 1991.

        We also incorporate by reference any filings made after the date of the initial filing of the registration statement of which this prospectus forms a part including filings made prior to the effectiveness of the registration statement, made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the offering of the securities made by this prospectus is completed or terminated.

        We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon the written or oral request of that person, a copy of any and all of the information that has been incorporated in this prospectus by reference other than exhibits unless those exhibits are specifically incorporated by reference into the documents. Requests for these copies should be directed to our Chief Financial Officer at the following address and telephone number: Advanced Magnetics, Inc., 61 Mooney Street, Cambridge, MA 02138, (617) 497-2070.

WHERE YOU CAN FIND MORE INFORMATION

        We file reports, proxy statements and other information with the SEC. You may read and copy the reports, proxy statements and other information that we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for information about the operation of its Public Reference Room and for its prescribed rates to obtain copies of such material. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants, like us, that file electronically with the SEC. The address of the SEC's Internet site is http://www.sec.gov. Our Internet site is http://www.advancedmagnetics.com. Information contained on these Internet sites is not a part of this prospectus.

        This prospectus provides you with a general description of the common stock, preferred stock and warrants being registered. This prospectus is part of a registration statement that we have filed with the SEC. To see more detail, you should read the registration statement and the exhibits and schedules filed with, or incorporated by reference into, our registration statement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

        The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by Advanced Magnetics. All amounts shown are estimates except for the Securities and Exchange Commission registration fee:

Securities and Exchange Commission registration fee	$6,335
Printing and Engraving Expenses	$75,000
Legal fees and expenses	$110,000
Accounting fees and expenses	$11,000
Miscellaneous expenses	$78,665
Total	$281,000

Item 15. Indemnification of Directors and Officers.

        Section 145 of the General Corporation Law of Delaware, or the DGCL, empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or another enterprise if serving at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper. Section 145 further provides that to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him or her in connection therewith.

        The registrant's certificate of incorporation, as amended, provides that the registrant shall, to the fullest extent permitted by the DGCL, indemnify any director or officer which it shall have the power to indemnify under the DGCL against any expenses, liabilities, or other matters referred to in or covered by Section 145 of the DGCL. This indemnification continues after such person ceases to be a director or officer and inures to the benefit of the heirs, executors and administrators of said person. The registrant shall not be required to indemnify a person in connection with such action, suit or proceeding initiated by such person if it was not authorized by the registrant's Board of Directors except under limited circumstances. The certificate of incorporation also provides that the right to indemnification includes the right to be paid by the registrant for the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery by the registrant of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under the certificate of incorporation or otherwise. The certificate of incorporation provides that the registrant, by action of its Board of Directors, may provide indemnification to employees and agents of the registrant with the same scope and effect as the indemnification of directors and officers. The certificate of incorporation also contains a provision eliminating the liability of directors of the registrant to the registrant or its stockholders for monetary damage, to the fullest extent permitted by law. The certificate of incorporation also permits the registrant to purchase and maintain insurance to protect itself and any director, officer, employee or agent against any expense, liability, or loss incurred by him or her if the registrant would have the power to indemnify such persons against such expense, liability or loss under the General Corporation Law of Delaware. The certificate of incorporation also permits the registrant to enter into agreements with any director, officer, employee or agent providing for indemnification rights equivalent to or greater than the indemnification rights set forth in the certificate of incorporation. The registrant has entered into indemnification agreements with all of its directors and maintains insurance for each director and executive officer.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 16. Exhibits.

        The following exhibits are filed as part of this registration statement:

Exhibit No.	Description of Documents
*1.1	Form of Underwriting Agreement (for Common Stock).
*1.2	Form of Underwriting Agreement (for Preferred Stock).
*1.3	Form of Underwriting Agreement (for Warrants).
+4.1	Certificate of Incorporation of the registrant, as amended.
+4.2	By-Laws of the registrant, as amended.
++4.3	Specimen certificate representing the registrant's Common Stock.
*4.4	Form of Certificate of Designation for the Preferred Stock.
*4.5	Form of Preferred Stock Certificate.
*4.6	Form of Warrant Agreement, including form of warrant.
+++5.1	Opinion of Sullivan & Worcester LLP as to the legality of the securities being registered.
**12.1	Statement Regarding Computation of Ratio of Earnings to Combined Fixed Charges and Preference Stock Dividends.
**23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.
+++23.2	Consent of Sullivan & Worcester LLP (included in Exhibit 5.1).
+++24	Powers of Attorney.

+
Incorporated herein by reference the registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 2000.
++
Incorporated herein by reference to the registrant's Registration Statement on Form 8-A, Reg. No. 1-10865.
+++
Incorporated herein by reference to the registrant's Registration Statement on Form S-3 filed with the Commission on October 12, 2004, Reg. No. 333-119682.
*
To be filed by amendment or incorporated by reference in connection with the offering of any securities, as appropriate.
**
Filed herewith.

Item 17. Undertakings.

        The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling person of the registrant pursuant to the General Corporation Law of the State of Delaware, the certificate of incorporation or the by-laws of registrant, indemnification agreements entered into between registrant and its directors, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes that:

          (1)   For purposes of determining liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2)   For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cambridge, the Commonwealth of Massachusetts, on this 16th day of December, 2004.

ADVANCED MAGNETICS, INC.
By:	/s/ JEROME GOLDSTEIN Jerome Goldstein Chairman of the Board, Chief Executive Officer, President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ JEROME GOLDSTEIN Jerome Goldstein	Chairman of the Board, Chief Executive Officer, President and Treasurer (principal executive and financial officer)	December 16, 2004
/s/ MICHAEL N. AVALLONE Michael N. Avallone	Chief Financial Officer, Vice President of Finance (principal accounting officer)	December 16, 2004
* Sheldon L. Bloch	Director	December 16, 2004
* Michael D. Loberg	Director	December 16, 2004
* Brian J.G. Pereira	Director	December 16, 2004
* Edward B. Roberts	Director	December 16, 2004

* Mark Skaletsky	Director	December 16, 2004
* Theodore I. Steinman	Director	December 16, 2004
*By:	/s/ JEROME GOLDSTEIN Jerome Goldstein Attorney-in-fact

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TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
OUR COMPANY
RISK FACTORS
RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE STOCK DIVIDENDS
USE OF PROCEEDS
DESCRIPTION OF OUR COMMON STOCK
DESCRIPTION OF OUR PREFERRED STOCK
DESCRIPTION OF OUR WARRANTS
DESCRIPTION OF CERTAIN PROVISIONS OF DELAWARE LAW AND OUR CERTIFICATE OF INCORPORATION AND BY-LAWS
PLAN OF DISTRIBUTION
VALIDITY OF THE OFFERED SECURITIES
EXPERTS
DOCUMENTS INCORPORATED BY REFERENCE
WHERE YOU CAN FIND MORE INFORMATION
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 14. Other Expenses of Issuance and Distribution.
  Item 15. Indemnification of Directors and Officers.
  Item 16. Exhibits.
  Item 17. Undertakings.
SIGNATURES